Code of Agreement:  0346012007200009

Shenyang City Commercial Bank

Loan Pledge Agreement

Date: June 18, 2007

Loan Agreement

Pledgor (Party A):	Shenyang Maryland International Industry Co., Ltd.

Legal representative:	Frank Jiang

Current Address:	No. 69 Heping North Street, Heping District, Shenyang

Telephone:	024-22813888

Pledgee (Party B):	Shenyang City Commercial Bank (Holdings) Co., Ltd. Zhongshan Branch

Legal representative:	Zhang Yun

Current Address:	No.206, Zhongshan Street, Shenhe District

Telephone:	024-22708783

In order to affirm the rights of the creditor (Party B) according to the agreement coded 0346012007200009 signed by the borrower (Part A) Shenyang Maryland International Industry Co., Ltd, and the Pledgee (Party B), Party A is willing to provide a guarantee of the legal disposition and pledge listed on the last page attached on this agreement of Party A for the Pledgee (Party B). Therefore, on the behalves of both parties, this agreement is made and entered into by Party A and Party B through negotiation.

Article I     Declaration and Promises of party A

1.1	Party A has complete civil acting abilities, and also owns the legal and undoubted ownership as well as the rights of disposition.
1.2	Party A has promised that no other owners except Party A own the pledge. Or if there are any other owners, all the other owners have also agreed on the pledge by a written consent, and Party B should keep this written statement.
1.3	Party A has completely understood the contents of the main agreement, signing and carrying out the agreement of its own accord, and all the contents are true. The signature of legal representative or authorized representative has been authorized legally.
1.4	Party A will not lose any rights of creditor or any legal rights because of the setting of rights of creditor under articles of the agreement.
1.5	Party A has clarified in truth that any conditions about the pledge such as ownership, right of disposition, usufructs, tenancy, intercommunity and maintenance of the pledge. Party A has promised that all the agreements and documents provided are true and nothing has been disguised or made up.

1.6	During the period of pledge, if the value of pledge are decreased or damaged so that it can not be equal to the value of guaranteed values, then Party A should provide another pledge certificated by Party B in order to complement the original pledge within 30 days.
1.7	During the period of pledge, if the pledge are destroyed by accident, the compensation received from any ways (including but not limited in insurances, housing resettlements) will be put again as the pledge, Party B has the priority to take the compensation; before the end of the agreement term, Party B has right to withdraw or deposit the compensation.
1.8	During the period of pledge, Party A should notify Party B 30 days before the condition occurs mentioned as follow, and Party A should get the permission from Party B in a written statement to set up the guaranteed responsibilities; otherwise, nothing can be carried into execution: Party A has changed the form of operation, including but not limited to restructuring, jointing venture, amalgamating, dividing, contractual operating, lease operating, application for bankrupt, and convey major properties and etc.
1.9	Within the term of the agreement, Party A should notify Party B within 5 days in a written statement if any of the conditions happen as follow:
(1)	Party A’s condition has an important change, including but not limited in changing the name of enterprise, legal representative, high-level stuffs, address, subjection relationship, decreasing the registered capitals and business license revoked.
(2)	Party A is involved in great litigation or arbitration.
(3)	Party A’s major managing person is involved in great violations of the regulations, law, and rules.
(4)	Party A’s financial conditions become exacerbating.
(5)	Party A loses the commercial credits.
(6)	There is disputation on the pledge rights of pledge.
(7)	Pledge are closed down, frozen, supervised, or seized.
1.10	Within the period of agreement validity, if Party A provides guarantee to the third party, Party A shall not harm any behalves of Party B.

Article II   The relationship between Pledge Agreement and Loan Agreement

2.1	This pledge agreement is an independent guarantee. The loan agreement becomes invalid or to be cancelled for any reasons has nothing to do with the efficacy of the pledge agreement, the pledge agreement will be effective and Party A will still need to be responsible for the guarantee of Party B.
2.2	The cancellation or the earlier due of the loan agreement will have no effects at all on the efficacy of the pledge agreement, Party A should still have guaranteed responsibilities to Party B on the sum of money which Party A should pay for and any losses to Party B.

2.3	When both Party A and Party B are willing to make any variations on the contents of Pledge Agreement (except expending the term of the agreement and increasing the amount of the loan money), it is not necessary of the permission from Party A, and Party A will still need to take the guaranteed responsibilities to Party B after the variations on the agreement.
2.4	There is no need of the permission from Party A, Party B has the right to transfer both the creditor’s rights of loan agreement and the pledge rights of the agreement to the third party, and Party A should take the responsibilities to the new pledgee in the same scope of the original pledge guarantee.

Article III   Property Pledge

3.1	The pledge provided by Party A are Real Estates. The price of the pledge is RMB 70,290,500 Yuan. The details will be listed on the pledge list, and the list is one part of the loan pledge agreement. If there are any pledge are restricted on circulation under law issues, Party A has the responsibilities to make an indication on the pledge list.
3.2	The effectiveness of the rights of this agreement includes not only the pledge but also the attachments on the pledge.

Article IV   Scope of Pledge

This agreement guaranteed the creditor’s rights including:

4.1	The amount of the principals and interests are RMB 40,000,000 Yuan under the Loan Agreement coded No. 0346012007200009. (Including legal interests, promissory interests, and if the breach of the agreement of the borrower is happened, there will be the compound interests, overdue interests and extra penalty interests as well)
4.2	If the borrower breaches the agreement, the borrower should pay for the sum of breach and the damages.
4.3	All the costs spent by Party B in order to bring about the rights of creditors include but not limited in: all litigation fees required by the courts; agent fees, traveling expenses, and investigating fees required by the attorney; evaluation fees, auction fees, transferring fees, and research fees required by any related offices.

Article V     Term of Pledge

5.1	The term of the loan is 24 months, from June 18 of 2007 to June 12 of 2009.
5.2	The pledge rights and its guaranteed creditor’s rights exist at the same time, pledge rights will not end before the creditor’s rights end.

Article VI   Registration of Pledge

6.1	Party A should transact pledge registration to related registration department within 10 days starting from the date of signing the agreement, and the certificate of rights should be kept by Party B.
6.2	Party A is responsible for transacting the pledge registration, evaluation, notarization and identification, the costs will be paid by Party A as well.
6.3	Any pledge registered matters happened to need any registered alteration, Party A should transact registered alteration in any related registration offices within 10 days starting from the date of alteration, and pay for all the costs.

Article VII   Custody of Pledge and Restrictions on Rights

7.1	During the period of pledge, Party A is responsible for owning the pledge and keep the pledge in a good condition, the costs of any reparations or maintenances should be also paid by Party A.
7.2	During the period of pledge, Party A should be accomplished to Party B on checking the condition, maintaining, and repairing of the pledge.
7.3	Party A should not transfer, exchange, lease, lend, contribute or refit the pledge without Party B’s permission in a written statements. Party A’s any actions mentioned above will be invalid, and Party A will need to be responsible to the breach on the agreement.

Article VIII   Insurance of Pledge Property

8.1	To any pledge that need to be insured required by Party B, Party A agrees to insure the pledge before carrying out the agreement, the cost should be also paid by Party A.
8.2	Party A agrees not to intermit the insurances before all the creditor’s rights guaranteed with the pledge are discharged; If Party A didn’t reinsurance in time at the end of the previous term of insurance, Party B can transact the reinsurance instead of Party A, any related fees should be paid by Party A. Party A also has to take the whole responsibilities for any damages to Party B due to the intermitting of the insurance.
8.3	The first proceed person on the insurance should be named as Party B; Party B has the right to accept and manage the compensation. Party B should keep the original copy of the guarantee slip before the loan interests are paid completely under the articles of the loan agreement.

Article IX  Execution and Releasing of Pledge rights

9.1	Any of the conditions occurs as mentioned below; Party B has the right to exercise its pledge:
(1)	At the end or the earlier end of the term of the agreement, Party B’s creditor’s rights have not been discharged or not fully discharged;
(2)	Because of Party A or any third party that decreasing, destroying or damaging the values of the pledge so that the values of pledge no long equal to the guaranteed debts, Party A can not provide another effective pledge according with the requirements of Party B;
(3)	Party A has breached any of the articles of Article I, VI, VII, and VIII in the agreement.
9.2	Party B can choose any of the methods to the pledge:
(1)	Through the negotiation with Party A that Party B has the priority to receive the money converting or selling of the pledge. If the negotiation fails, Party B has the right to put the pledge up for auction; on the first auction, Party B will take the evaluation price as the holding price; if the auction fails, Party B will take the 50% of the evaluation price as the holding price; if the proceeding auction still fails, Party B will put the pledge up for a non-base price and non-holding auction.
(2)	Requesting People’s Court to put the pledge up for auction or sell off the pledge.
(3)	Through litigation.
9.3	During the execution of carrying out pledge rights, any required transferring fee, deed tax, land selling fee, and any compensation fee as well as any defaulted fees on water, electricity, gas, heating and any other fees should be all paid by Party A.
9.4	If the execution of carrying out pledge rights is through the litigation, Party A should pay all the fees that Party B has spent due to the execution including but not limited in: all litigation fee required by the courts; agent fee, traveling expenses, and investigating fee required by the attorney; evaluation fee, auction fee, transferring fee, and research fee required by any related offices.
9.5	After the pledge are auctioned or sold off, if the amount of money sold of pledge are more than the amount of guaranteed creditor’s rights (after deducting the any related required fees according to the agreement), Party B should give the balance back to Party A.
9.6	After the releasing for the entire creditor’s rights guaranteed with the pledge, pledge rights are released. After the pledge rights are released, Party B should give back the original copy of the certificates of insurance to Party A.

Article X    Default Responsibilities

10.1	After signing the agreement, if Party A refuses or delays transacting the pledge registration so that the agreement can not become effective, then the breach of the agreement is constituted, and Party A should take the responsibilities with in the scope of pledge guarantee.
10.2	If the pledge becomes ineffective due to the faults of Party A, Party A should take the responsibilities with in the scope of pledge guarantee.
10.3	Any of the conditions occurs, Party A is regarded as breaching the agreement:
(1)	Party A has breached any one of the articles from Article I, VI, VII, and VIII;
(2)	Party A foreclosed Party B transacting the pledge according to the articles in the agreement with any methods.
10.4	When the breach of the agreement occurs as mentioned above, Party B has the rights to choose any or many of the methods written as fellow:
(1)	Requesting Party A to amend any direct or indirect economic loss to Party B due to Party A’s breach on the agreement (including but not limited in the loan principal, loan interests, and loss of the cost according to the agreement);
(2)	Party B has the right to deduct the capital from the accounts of Party A in any branches of Shenyang City Commercial Bank with only an notice in order to counteract the creditor’s rights or pledge guaranteed creditor’s rights of Party B and any branches of Shenyang City Commercial Bank. Requesting Party A to pay for the 20% of the amount of pledge to Party B in order to assume the responsibilities of breach on the agreement.

Article XI  Litigation

11.1	There are any disputations that cannot be negotiated by both parties while carrying out the agreement, both parties can litigate to People’s court where Party B’s location belongs to with both party’s permissions.
11.2	If the agreement is notarized by notary office with enforceable force, the lender shall apply for enforcement performance in People’s Court when the loan is due or become due ahead of schedule.

Article XII  Rights Remaining and Others

12.1	Any allowance, extending, discounting, or postponing any of the rights under the agreement given to Party A by Party B will not effect, damage, or limit any legal rights of the Party B under the agreement, it can not be regarded as Party B’s giving up on any of the rights or interests under the agreement, it also can not be regarded as the remitting of any responsibilities of Party A under the agreement.

12.2	During the execution of carrying out the agreement, Party B and main debtor can together negotiate any changing on the agreement; however, if Party B and main debtor try to increase the debt of the debtor, it is necessary to receive the permission from Party A on the issues; otherwise, Party A will not take any responsibilities on the increased extra debts. Only if People’s Bank of China tries to adjust the interest rates so that the debt of the debtors are increased, then Party A should take the related guaranteed responsibilities for the increased debt.

Article XIII  Effectiveness of Agreement

13.1	The agreement will be carried out after signing by Party A and Party B. Anything needed to transact the pledge registration has to be transacted the pledge registration in order to be effective; others that are not necessary to be transacted the pledge registration will be effective as soon as the carrying out of the agreement.
13.2	The agreement is made in 6 copies, 1 copy will be kept by Party A, Party B and borrower per party; 3 copies will be kept by the registration office, and __ copy will be kept by notarization office, all of the copies have the equal lawful effectiveness. __ copy of duplicate is available.
13.3	The Agreement attachments are the indispensable parts of the agreement:
(1)	The copy of the Business License passed the annual inspection in the registration office.
(2)	The list of pledge
(3)	The copy of the Certificate of Rights for the pledge
(4)	Other certificates of rights or other certificates of pledge registration
(5)	Identification of legal representative
(6)	Authorized Trust Deed
(7)	The Company charter and Resolution of the board putted on records in Administrative bureau for industry and commerce by Party A.
(8)	The Authorized letter of Credit Research and documents of Research by the enterprises and institutions.
(9)

Important Notice: Party B has notified Party A on all the articles of assuming the responsibilities obligations; and has explained clearly on the articles according to the requirements of Party A. Both Party A and Party B have the same understanding on all the articles of the agreement, No either party should regard this agreement as a format agreement provided by any party.

Pledgor: (seal)	Property Owner: (seal)	Pledgee: (seal)

Legal Representative: or Authorized Representative:	Legal Representative: or Authorized Representative:	Legal Representative: or Authorized Representative:

Date:	Date:	Date:

8

Pledge Property List

Sum of pledge:	The ___ page of ___ pages

Number	Name of Pledge	Standard	Number	Address	Registered Office	Condition of Insurance	Rights Ownership	Code of certificate of rights	Original Book value	Pledge value	Evaluator	Others

1
2
3
4
5
6
Total

Pledgor: (seal)	Pledgee: (seal)

Legal Representative: or Authorized Representative (seal):	Legal Representative: or Authorized Representative (seal):

Date:	Date:

Pledge List

No.	Code of Certificate of houseproperty right	Address	No.	Floor	Registered Book Number	Floor Area (Sq. m)	Evaluated Area (Sq. m)	Evaluated Gross Price (Yuan)
1	SFQZSHPZ No. 12000	No69, Heping North Street, Heping District	69	13th Floor	20-1-S-12119	1097.43	9150.6	10,042,143.0
1	SFQZSHPZ No. 12000	No69, Heping North Street, Heping District	69	14th Floor	20-1-S-12143	1097.43	9150.6	10,042,143.0
1	SFQZSHPZ No. 12000	No69, Heping North Street, Heping District	69	15th Floor	20-1-S-12144	1097.43	9150.6	10,042,143.0
1	SFQZSHPZ No. 12000	No69, Heping North Street, Heping District	69	16th Floor	20-1-S-12145	1097.43	9150.6	10,042,143.0
1	SFQZSHPZ No. 12000	No69, Heping North Street, Heping District	69	17th Floor	20-1-S-12146	1097.43	9150.6	10,042,143.0
1	SFQZSHPZ No. 12000	No69, Heping North Street, Heping District	69	18th Floor	20-1-S-12147	1097.43	9150.6	10,042,143.0
1	SFQZSHPZ No. 12000	No69, Heping North Street, Heping District	69	19th Floor	20-1-S-12148	1097.43	9150.6	10,042,143.0
Total						7682.01		70,298,000.7
Evaluated Gross Price (Yuan)		Converted in million Yuan: 70.295
		RMB (in chinese Characters):
No.	Code of State-owned land	Address	No.	Pledge Area (Sq.m)	Pledge Price (million yuan)	Evaluated Price (million yuan)
1	GY (2005)NO. 0490	No. 69, Heping Street, Heping District	69	8.79	40	7.936
Pledgor: Shenyang Maryland International Industry Co., Ltd Legal Representative: Date: June 3rd, 2007	Pledgee: Shenyang City Commercial Bank (Holdings) Co., Ltd. Zhongshan Branch Legal Representative: